NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2017 Results

HAMILTON, Bermuda – October 30, 2017 -- Everest Re Group, Ltd. (NYSE: RE) today reported a net loss of $639.4 million, or $15.73 per common share for the third quarter 2017 compared to net income of $295.4 million, or $7.06 per diluted common share, for the third quarter of 2016. The after-tax operating loss1, excluding realized capital gains and losses, was $667.6 million, or $16.43 per common share, for the third quarter of 2017, compared to after-tax operating income1 of $273.2 million, or $6.53 per diluted common share, for the same period last year.

As previously announced, third quarter results included catastrophe losses, net of reinstatement premiums, of $1.2 billion for hurricanes Harvey, Irma, Maria and the Mexico City earthquake. The net after-tax impact on earnings from these events was $897.7 million or $22.09 per common share for the quarter.

For the nine months ended September 30, 2017, the net loss was $102.1 million, or $2.51 per common share, compared to net income of $622.8 million, or $14.70 per diluted common share, for the first nine months of 2016. The after-tax operating loss1, excluding realized capital gains and losses, was $180.6 million, or $4.45 per common share, compared to after-tax operating income¹ of $630.1 million or $14.87 per diluted common share, for the same period in 2016.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "This series of natural catastrophes highlights the nature of our business model.  We have consistently generated strong margins which gives us the financial ability to respond to these events, without impairment.  We are proud to be part of an industry that provides financial security to its customers in times of need.  Looking forward, market conditions are expected to be more favorable allowing the industry to continue on a sound footing.  We should benefit to a greater degree given the strong underwriting fundamentals of our portfolio."

Operating highlights for the third quarter of 2017 included the following:

•
Gross written premiums for the quarter were $2.0 billion, an increase of 15% compared to the third quarter of 2016. Worldwide, reinsurance premiums were up 25%, but adjusting for the high level of reinstatement premiums and the modest impact of foreign currency movements in the quarter, premiums in this division were up 13%. The growth in the reinsurance book is attributable to the new crop reinsurance program, growing premium from financial lines business, and increased shares on existing business. Insurance premiums were down 10%, quarter over quarter, but excluding the HCI crop business sold in 2016, premium was up 30%, with continued growth on new initiatives.

•
The combined ratio for the quarter was 163.6% compared to 85.6% in the third quarter of 2016. Excluding catastrophe losses, reinstatement premiums, and nominal prior period loss development, the current quarter attritional combined ratio was 85.5% compared to 84.4% in the same period last year.

•	Net investment income was up 12% for the quarter to $137.0 million.
•
Other expense largely represents an after-tax foreign exchange loss of $43.5 million, or $1.07 per common share, driven by the revaluation of foreign currency loss reserves and the strengthening of certain currencies against the U.S. dollar. The offsetting foreign exchange impact on the assets that are held in these same currencies is shown in Other Comprehensive Income.

•	Net after-tax realized capital gains amounted to $28.2 million and net after-tax unrealized losses were $11.2 million for the quarter.
•	Cash flow from operations was $409.9 million compared to $277.2 million for the same period in 2016.
•	Shareholders' equity ended the quarter at $8.0 billion, down slightly from year end 2016. Book value per share was down from $197.45 at December 31, 2016 to $194.05 at September 30, 2017.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance

Company (Ireland), dac, provides reinsurance to non-life insurers in Europe. Everest Insurance® refers to the primary insurance operations of Everest Re Group, Ltd., and its affiliated companies which offer property, casualty and specialty lines insurance on both an admitted and non-admitted basis in the U.S. and internationally. The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on October 31, 2017. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2017		2016		2017		2016
		(unaudited)				(unaudited)

		Per		Per Diluted		Per		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$(639,374)	$(15.73)	$295,394	$7.06	$(102,057)	$(2.51)	$622,772	$14.70
After-tax net realized capital gains (losses)	28,246	0.70	22,215	0.53	78,580	1.94	(7,302)	(0.17)

After-tax operating income (loss)	$(667,620)	$(16.43)	$273,179	$6.53	$(180,637)	$(4.45)	$630,074	$14.87

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2017	2016	2017	2016
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,598,875	$1,371,474	$4,280,653	$3,879,201
Net investment income	136,973	122,657	393,770	357,918
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(1,485)	(867)	(5,188)	(31,130)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	43,020	1,247	124,719	(10,091)
Total net realized capital gains (losses)	41,535	380	119,531	(41,221)
Net derivative gain (loss)	2,656	6,510	6,052	5,486
Other income (expense)	(54,568)	9,435	(59,146)	(20,998)
Total revenues	1,725,471	1,510,456	4,740,860	4,180,386

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,210,082	786,168	3,842,145	2,344,733
Commission, brokerage, taxes and fees	333,113	309,545	915,338	880,053
Other underwriting expenses	73,145	78,563	227,901	222,750
Corporate expenses	5,932	6,400	21,308	21,403
Interest, fees and bond issue cost amortization expense	7,266	8,893	24,289	27,194
Total claims and expenses	2,629,538	1,189,569	5,030,981	3,496,133

INCOME (LOSS) BEFORE TAXES	(904,067)	320,887	(290,121)	684,253
Income tax expense (benefit)	(264,693)	25,493	(188,064)	61,481

NET INCOME (LOSS)	$(639,374)	$295,394	$(102,057)	$622,772

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(5,671)	(9,032)	18,745	258,286
Reclassification adjustment for realized losses (gains) included in net income (loss)	(5,537)	(3,222)	(16,729)	27,711
Total URA(D) on securities arising during the period	(11,208)	(12,254)	2,016	285,997

Foreign currency translation adjustments	77,564	2,816	125,124	17,639

Benefit plan actuarial net gain (loss) for the period	-	-	-	-
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,369	1,268	5,377	3,949
Total benefit plan net gain (loss) for the period	1,369	1,268	5,377	3,949
Total other comprehensive income (loss), net of tax	67,725	(8,170)	132,517	307,585

COMPREHENSIVE INCOME (LOSS)	$(571,649)	$287,224	$30,460	$930,357

EARNINGS PER COMMON SHARE:
Basic	$(15.73)	$7.11	$(2.51)	$14.80
Diluted	(15.73)	7.06	(2.51)	14.70
Dividends declared	1.25	1.15	3.75	3.45

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2017	2016
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,778,175	$14,107,408
(amortized cost: 2017, $14,626,754; 2016, $13,932,613)
Equity securities - available for sale, at market value (cost: 2017, $128,116; 2016, $129,553)	127,425	119,067
Equity securities - available for sale, at fair value	1,141,146	1,010,085
Short-term investments	362,376	431,478
Other invested assets (cost: 2017, $1,484,599; 2016, $1,333,069)	1,487,519	1,333,129
Cash	585,395	481,922
Total investments and cash	18,482,036	17,483,089
Accrued investment income	101,092	96,473
Premiums receivable	2,071,714	1,485,990
Reinsurance receivables	1,366,890	1,018,325
Funds held by reinsureds	269,783	260,644
Deferred acquisition costs	396,858	344,052
Prepaid reinsurance premiums	314,949	191,768
Income taxes	415,182	177,704
Other assets	517,765	263,459
TOTAL ASSETS	$23,936,269	$21,321,504

LIABILITIES:
Reserve for losses and loss adjustment expenses	$12,455,357	$10,312,313
Future policy benefit reserve	54,279	55,074
Unearned premium reserve	1,992,907	1,577,546
Funds held under reinsurance treaties	21,768	21,278
Commission reserves	40,075	70,335
Other net payable to reinsurers	269,230	190,986
Losses in course of payment	205,215	67,107
4.868% Senior notes due 6/1/2044	396,804	396,714
6.6% Long term notes due 5/1/2067	236,536	236,462
Accrued interest on debt and borrowings	7,564	3,537
Equity index put option liability	16,006	22,059
Unsettled securities payable	54,711	27,927
Other liabilities	216,486	264,770
Total liabilities	15,966,938	13,246,108

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2017) 69,040
and (2016) 68,871 outstanding before treasury shares	691	689
Additional paid-in capital	2,158,143	2,140,783
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $21,672 at 2017 and $8,240 at 2016	(84,247)	(216,764)
Treasury shares, at cost; 27,972 shares 2017 and 2016	(3,272,244)	(3,272,244)
Retained earnings	9,166,988	9,422,932
Total shareholders' equity	7,969,331	8,075,396
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,936,269	$21,321,504

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(Dollars in thousands)	2017	2016
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(102,057)	$622,772
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(564,080)	(185,559)
Decrease (increase) in funds held by reinsureds, net	(4,742)	46,134
Decrease (increase) in reinsurance receivables	(245,275)	(87,807)
Decrease (increase) in income taxes	(247,571)	15,935
Decrease (increase) in prepaid reinsurance premiums	(109,913)	(66,147)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,927,538	470,560
Increase (decrease) in future policy benefit reserve	(795)	(1,912)
Increase (decrease) in unearned premiums	389,731	89,013
Increase (decrease) in other net payable to reinsurers	59,356	85,493
Increase (decrease) in losses in course of payment	137,805	7,673
Change in equity adjustments in limited partnerships	(54,155)	(33,289)
Distribution of limited partnership income	36,859	52,913
Change in other assets and liabilities, net	(116,623)	(154,765)
Non-cash compensation expense	23,011	20,359
Amortization of bond premium (accrual of bond discount)	34,657	38,151
Amortization of underwriting discount on senior notes	3	3
Net realized capital (gains) losses	(119,531)	41,221
Net cash provided by (used in) operating activities	1,044,218	960,748

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,619,552	1,439,002
Proceeds from fixed maturities sold - available for sale, at market value	1,691,937	888,761
Proceeds from fixed maturities sold - available for sale, at fair value	-	1,588
Proceeds from equity securities sold - available for sale, at market value	18,802	155
Proceeds from equity securities sold - available for sale, at fair value	316,087	542,560
Distributions from other invested assets	3,555,941	3,600,587
Proceeds from sale of subsidiary (net of cash disposed)	-	47,721
Cost of fixed maturities acquired - available for sale, at market value	(3,774,584)	(2,974,792)
Cost of fixed maturities acquired - available for sale, at fair value	-	(3,940)
Cost of equity securities acquired - available for sale, at market value	(19,196)	(4,194)
Cost of equity securities acquired - available for sale, at fair value	(351,220)	(269,544)
Cost of other invested assets acquired	(3,676,606)	(4,131,419)
Net change in short-term investments	74,000	488,047
Net change in unsettled securities transactions	(219,208)	44,494
Net cash provided by (used in) investing activities	(764,495)	(330,974)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	(5,650)	5,315
Purchase of treasury shares	-	(379,228)
Dividends paid to shareholders	(153,887)	(144,297)
Cost of shares withheld for taxes on settlements of share-based compensation awards	(12,707)	(10,017)
Net cash provided by (used in) financing activities	(172,244)	(528,227)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(4,006)	50,590

Net increase (decrease) in cash	103,473	152,137
Cash, beginning of period	481,922	283,658
Cash, end of period	$585,395	$435,795

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$58,701	$40,072
Interest paid	19,783	18,227